UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 26, 2023, (April 25, 2023)

NETWORK CN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30264	90-0370486

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 705B, 7th Floor, New East Ocean Centre, 9 Science Museum Road, TST, KLN, Hong Kong

(Address of Principal Executive Offices)

(Zip Code)

852-9625 0097

(Registrant's telephone number, including area code)

_____________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NWCN	OTC market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01, Completion of Acquisition or Disposition of Assets

Item 3.02 Unregistered Sales of Equity Securities.

On April 25, 2023, Network CN Inc. (the "Company") agreed to issue 933,964 and 1,131,960 restricted shares of the Company’s common stock to the employees, Mr. Qi Hao (“Qi”) and Mr. Yang Wu Qiang (“Yang”), respectively.

On January 1, 2023, NCN (Tianjin) Culture Co., Ltd (“NCN Tianjin”) and NCN (Chengdu) Culture Media Co., Ltd (“NCN Chengdu”), a wholly foreign-owned enterprise in Tianjin and Chengdu, China of the Company entered into employment contracts with Mr. Qi and Mr. Yang under which Mr. Qi and Mr. Yang agreed to bring in the advertising rights in Tianjin and Chengdu to the Company for 933,964 and 1,131,960 restricted shares of the Company’s common stock, respectively. Pursuant to the terms of employment contract of Mr. Qi, if Mr. Qi can achieve the annual sales and profit before tax goal in 2023 and 2024, the Company will issue bonus shares of 466,982 and 466,982 restricted shares of the Company’s common stock to Mr. Qi, respectively. Pursuant to the terms of employment contract of Mr. Yang, if the employee can achieve the annual sales and profit before tax goal in 2023 and 2024, the Company will issue bonus shares of 466,982 and 466,982 restricted shares of the Company’s common stock to Mr. Yang respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2023

NETWORK CN INC.

By: /s/ Earnest Leung
Earnest Leung
Chief Executive Officer